Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of July 5, 2022, by and among RETINALGENIX TECHNOLOGIES, INC., a Delaware corporation (“Parent”), DNA/GPS INC., a Delaware corporation (“Company”), and LAWRENCE PERICH, an individual (the “Stockholder”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

WHEREAS:

A. The Stockholder is the sole stockholder of the Company and holds 100 shares (the “Company Shares”) of common stock, $.001 par value (“Company Common Stock”) of the Company;

B. The Parent, Company and the Stockholder desire to enter into this Agreement, pursuant to which the Parent and the Stockholder shall exchange the Company Shares for 2,000,000 shares (the “Parent Shares”) of the Parent’s common stock, $0.0001 par value (the “Common Stock”); and

C. The exchange of the Company Shares for the Parent Shares is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. EXCHANGE.

1.1 Exchange. Subject to the terms and conditions contained herein, the Stockholder and Parent do hereby sell and exchange the Company Shares for the Parent Shares (the “Exchange”) as of the date hereof (the “Closing Date”).

1.2 Delivery. In exchange for the Company Shares, on the Closing Date Parent shall irrevocably instruct its transfer agent to deliver or cause to be delivered to the Stockholder the Parent Shares as soon as possible, and provide a copy of the instruction letter to the Stockholder.

2. COMPANY REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Parent to enter into this Agreement and consummate the Exchange, except as set forth in the disclosure schedule delivered by the Company to Parent (the “Company Disclosure Schedule”), the Company and the Stockholder hereby jointly and severally represent and warrant to Parent as follows:

2.1. Due Organization; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used; (iii) to perform its obligations under all Company Material Contracts by which it is bound; and (iv) execute and deliver this Agreement and any agreement required to be executed and delivered hereunder to which it is a party and perform its obligations hereunder and thereunder.

(b) The Company is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification, other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) The Company has no Subsidiaries, and the Company does not own any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity. The Company is not and has not been a party to, member of or participant in any partnership, joint venture or similar business entity. The Company has not agreed or become obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company is not and has not been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

2.2. Organizational Documents. The Company has delivered to Parent accurate and complete copies of the Organizational Documents of the Company as of the date of this Agreement. The Company is not in material breach or violation of its Organizational Documents.

2.3. Authority; Binding Nature of Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.4. Non-Contravention; Consents. The execution, delivery or performance of this Agreement by the Company will not, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in or cause a violation of any of the provisions of the Company’s Organizational Documents;

(b) contravene, conflict with or result in a breach or violation of any of the terms or requirements of, or, give any Governmental Body or other Person the right to challenge the Exchange or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject, except as would not reasonably be expected to be material to the Company or its business;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company, except as would not reasonably be expected to be material to the Company or its business;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) cause a violation by the Company of any law applicable to the Company, except as would not reasonably be expected to be material to the Company or its business; (ii) declare a default or exercise any remedy under any Company Material Contract; (iii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iv) accelerate the maturity or performance of any Company Material Contract; (v) cancel, terminate or modify any material term of any Company Material Contract; or (vi) result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon the respective properties or assets of the Company under any of the terms, conditions or provisions of any Company Material Contract, to which the Company is a party, or by which it and any of its properties or assets may be bound, except as would not reasonably be expected to be material to the Company or its business; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for Permitted Encumbrances).

The Company is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person or any Governmental Body in connection with (x) the execution, delivery or performance of this Agreement by the Company or (y) the consummation of the Exchange.

2

2.5. Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 200 shares of Company Common Stock, par value $0.001 per share, of which 100 shares have been issued to the Stockholder and are outstanding as of the date of this Agreement. The Company does not hold any shares of its capital stock in its treasury.

(b) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right or any similar right and none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. The Company does not hold any repurchase rights with respect to shares of Company Common Stock. All outstanding securities of the Company have been duly authorized, offered and validly issued in compliance in all material respects with all applicable Laws, including the Securities Act and “blue sky” Laws, are fully paid and nonassessable and are free of preemptive rights. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Company Common Stock may vote.

(c) The Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person.

(d) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) no outstanding stock appreciation rights, security-based performance units, “phantom” stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment or other value based on the stock price performance of the Company; or (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (iv) condition or circumstance that is reasonably likely to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

2.6. No “Off-Balance Sheet Arrangement”.

(a) The Company is not a party to, or has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K).

2.7. Absence of Changes. Since its inception, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement) and there has not been any Company Material Adverse Effect.

2.8. Absence of Undisclosed Liabilities. The Company does not have any Liability or obligation of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP), individually or in the aggregate, except for Liabilities or obligations listed in Section 2.8 of the Company Disclosure Schedule.

2.9. No Tangible Assets. The Company does not own or lease and has not owned or leased any tangible assets.

3

2.10. No Real Property; Leasehold. The Company does not own or lease and has not owned or leased any real property.

2.11. Intellectual Property.

(a) The Company owns, or has the legal and valid right to use, as currently being used by the Company, all Company IP Rights and has the right to bring actions for the infringement of such Company IP Rights owned by or exclusively licensed by the Company. All Company IP Rights are free and clear of all Encumbrances other than Permitted Encumbrances and restrictions contained in any applicable license with respect to Company IP Rights that are licensed from third parties.

(b) Section 2.11(b) of the Company Disclosure Schedule sets forth an accurate, true and complete listing of (i) all Company IP Rights that are owned by the Company that are registered, filed, pending or issued under the authority of, with or by any Governmental Body, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing, (ii) all Company IP Rights that are exclusively licensed to the Company, that are registered, filed, pending or issued under the authority of, with or by any Governmental Body including all Patents, registered Copyrights, and registered Trademarks (including domain names), and (iii) all applications for any of the foregoing, and, specifying, as applicable, the owner(s) of record (and, in the case of domain names, the registrar), jurisdiction of application and/or registration, the application and/or registration number, the date of application and/or registration, and the status of application and/or registration. Each item of Company IP Rights owned by or exclusively licensed by the Company that is Company Registered IP is and at all times has been maintained in compliance in all material respects with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered IP in full force and effect have been made by the applicable deadline.

(c) Section 2.11(c) of the Company Disclosure Schedule accurately identifies (i) all material Company Contracts pursuant to which Company IP Rights are licensed to the Company (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form, or through an application service, pursuant to a non-exclusive software license or right of use and other Intellectual Property associated with such software, or (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, products, goods, reagents or other materials and (C) any confidential information provided under confidentiality agreements), and (ii) whether the license or licenses granted to the Company are exclusive or non-exclusive. For purposes of greater certainty, the term “license” in this Section 2.11(c) and in Section 2.11(d) includes any license, sublicense, non-assertion covenant, a release related to infringement, or waiver of any right of assertion.

(d) Section 2.11(d) of the Company Disclosure Schedule accurately identifies each material Company Contract pursuant to which the Company has granted any license under, or any right (whether or not currently exercisable) or interest in, any Company IP Rights to any Person (other than any Company IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such suppliers or service providers to provide goods or services for the Company’s benefit).

(e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, the Company is not bound by, and no Company IP Rights owned by or exclusively licensed by the Company are subject to any Company Contract containing any covenant or other provision, or any judicial, administrative or arbitral order, judgment, award, order, decree, injunction, settlement or stipulation, that in any way limits or restricts the ability of the Company to use, exploit, assert, enforce, sell, transfer or dispose of any such Company IP Rights anywhere in the world, in each case, in a manner that would materially limit the business of the Company as currently conducted.

(f) Except as identified in Section 2.11(f) of the Company Disclosure Schedule, the Company is the sole and unrestricted legal and beneficial owner of all right, title, and interest to and in owned Company IP Rights, in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

(1) Each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any material Intellectual Property included in the Company IP Rights owned by the Company has signed a valid, enforceable agreement containing an assignment of such Intellectual Property to the Company and confidentiality provisions protecting confidential information of the Company. All assignments of issued patents which are Company IP Rights owned by or exclusively licensed by the Company have been duly recorded with the applicable Governmental Body.

4

(2) No current or former officer, director or employee of the Company has any reasonable basis for any claim, right (whether or not currently exercisable), or interest to or in any Company IP Rights purported to be owned by the Company. To the Knowledge of the Company, no employee of the Company is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or (b) in breach of any Contract with any former employer or other Person concerning Company IP Rights purported to be owned by the Company or confidentiality provisions protecting Trade Secrets and confidential information comprising Company IP Rights purported to be owned by the Company.

(3) Except as identified in Section 2.11(f)(3) of the Company Disclosure Schedule, no Company IP Rights were developed, in whole or in part (A) pursuant to or in connection with the development of any professional, technical or industry standard, (B) under contract with or using the resources of any Governmental Body, academic institution or other entity that would subject any such owned Company IP Rights to the rights of any Governmental Body, academic institution or other entity unless otherwise required by applicable Law, or (C) under any grants or other funding arrangements with third parties.

(4) The Company has taken all commercially reasonable steps designed to protect and maintain the Company IP rights purported to be owned by the Company, including to preserve the confidentiality of all proprietary information that the Company holds as a material Trade Secret. Any disclosure by the Company of Trade Secrets of the Company to any third party has been pursuant to the terms of a written agreement with such Person or is otherwise lawful.

(5) The Company has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company IP Rights owned or purported to be owned by or exclusively licensed to Company to any other Person. As of the date of this Agreement, except as set forth in Section 2.11(f)(5) of the Company Disclosure Schedule, the Company has not sold or otherwise transferred (other than licenses or rights to use granted to customers, suppliers, consultants, or service providers in the Ordinary Course of Business) any of the Company IP Rights to any third party, and there exists no obligation binding on the Company to assign or otherwise transfer any of the Company IP Rights to any third party.

(6) To the Knowledge of the Company, the Company IP Rights owned by the Company are valid and enforceable and constitute all Intellectual Property necessary for the Company to conduct its business as currently conducted.

(7) To the Knowledge of the Company, no Person is currently infringing, misappropriating or otherwise violating, any Company IP Rights owned by or exclusively licensed by the Company that are necessary for the development, manufacture, use, sale, offer for sale or import of any products of a third party competitive with the Company products, in each case of the foregoing in any material respect.

(g) The manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company does not violate any license or agreement between the Company and any third party and, to the Knowledge of the Company, does not infringe or misappropriate any Intellectual Property right of any third party. To the Knowledge of the Company, no third party is infringing upon any Company IP Rights owned by the Company or violating any license or agreement between the Company and such third party. The Company has not sent any written communication to or asserted or threatened in writing any action or claim against any Person involving or relating to any Company IP Rights.

(h) There is no current or pending Legal Proceeding (including, but not limited to, opposition, interference, inter partes review, or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Rights owned by or, to the Knowledge of the Company any Company IP Rights exclusively licensed by the Company, or products offered for sale by the Company, nor has the Company received any written notice asserting or expressly claiming that any such Company IP Rights, or the Company’s right to use, sell, license or dispose of any such Company IP Rights or products, conflicts with or infringes or misappropriates or would reasonably be expected to conflict with or infringe or misappropriate the rights of any other Person.

5

(i) Except as set forth in the Contracts listed on Section 2.11(i) of the Company Disclosure Schedule and except for Company Contracts entered into in the Ordinary Course of Business, (i) the Company is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, in each case, that would reasonably be expected to be material to the Company or its business as currently conducted, and (ii) the Company has not assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential Liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility is material and remains in force as of the date of this Agreement.

(j) The execution, delivery and performance of this Agreement and the consummation of the Exchange will not cause: (i) a loss of any material Company IP Rights; (ii) the release, disclosure or delivery of any Company IP Rights by or to any Person; (iii) the grant, assignment or transfer to any other person of any license or other right or interest under, to or in any of the Company IP Rights; or (iv) any conflict with, or any other alteration or impairment of, or Encumbrance (other than Permitted Encumbrances) upon, any Company IP Rights in any material respect.

2.12 Agreements, Contracts and Commitments.

(a) Section 2.12(a) of the Company Disclosure Schedule identifies each material Company Contract in effect as of the date of this Agreement: (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(1) each Company Contract relating to any agreement of indemnification or guaranty;

(2) each Company Contract containing (A) any covenant limiting the freedom of the Company to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(3) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 pursuant to its express terms and not cancelable without penalty;

(4) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(5) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances (other than Permitted Encumbrances) with respect to any assets of the Company or any loans or debt obligations with officers or directors of the Company;

(6) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $50,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company; or (D) any Contract to license any third party to manufacture or produce any product or service of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case above except for Company Contracts entered into in the Ordinary Course of Business;

(7) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Exchange;

6

(8) each Company Real Estate Lease;

(9) each Company Contract with any Governmental Body;

(10) each Company IP Rights Agreement required to be listed on Section 2.11(c) or Section 2.11(d) of the Company Disclosure Schedule;

(11) each Company Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company;

(12) any employment or consulting Company Contract or severance or retention agreement providing for annual compensation in excess of $100,000 and (B) any Contract providing for severance, retention, change in control or other similar payments in excess of $50,000;

(13) each Contract that grants rights to manufacture, produce, assemble, license, market or sell its products to any Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell products; and

(14) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company and which involves payment or receipt by the Company after the date of this Agreement under any such agreement, contract or commitment of more than $50,000 in the aggregate, or obligations after the date of this Agreement in excess of $50,000 in the aggregate.

(b) The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto. Except as set forth in Section 2.12(b) of the Company Disclosure Schedule, there are no Company Material Contracts that are not in written form. The Company has not, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material to the Company or its business. As to the Company, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is currently re-negotiating, or has a unilateral right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

(c) Except as set forth in Section 2.12(c) of the Company Disclosure Schedule, there are no consents or waivers of any third persons or Governmental Bodies in order for the Parent to maintain the benefit of any Company Material Contracts after the execution of this Agreement and the Closing of the Exchange.

(d) Section 2.12(d) of the Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of each supplier of goods or services to the Company having a value in excess of $10,000 in the 12 month period prior to the date hereof (the “Suppliers”). No Supplier (or former Supplier) during the 12 month period prior to the date hereof has canceled, terminated or, to the Knowledge of the Company, made any threat to cancel or otherwise terminate any of such Supplier’s Company Material Contracts or to decrease such Supplier’s supply of services or products to the Company. The Company has provided to the Parent true, correct and complete copies of all of such Company Material Contracts with Suppliers, and all such Company Material Contracts are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Company, as applicable, subject to the Enforceability Exceptions. The Company has not received any written notice, and the Company does not have any Knowledge to the effect that any current Supplier may withdraw, terminate or materially alter, amend or modify its business relations with the Company, either as a result of the transactions contemplated by this Agreement or otherwise.

7

2.13 Compliance; Permits; Restrictions.

(a) The Company is, and since its inception, has been, in compliance in all material respects with all applicable Laws, except for any noncompliance, either individually or in the aggregate, which would not be material to the Company. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to the Knowledge of the Company, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Exchange. No investigation, claim, suit, Legal Proceeding, audit or other action by any Governmental Body is, to the Knowledge of the Company, pending or is threatened against the Company.

(b) The Company holds all required Governmental Authorizations which are necessary for, and material to, the operation of the business of the Company as currently conducted (the “Company Permits”). Section 2.13(b) of the Company Disclosure Schedule identifies each Company Permit. The Company is in material compliance with the terms of the Company Permits. No Legal Proceeding is, to the Knowledge of the Company, pending or threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permits will be available to the Company immediately after the date hereof on terms substantially identical to those enjoyed by the Company as of the date of this Agreement without the need to obtain any consent or waiver from any Governmental Body. No Company Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company has not received any written notice or other written communication, or to the Knowledge of the Company, regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Permit.

2.14 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves (A) the Company, (B) any Company Associate (in his or her capacity as such) or (C) any of the material assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange.

(b) Since inception, no Legal Proceeding has been pending against the Company that resulted in material Liability to the Company or will have the effect of prohibiting or materially impairing any current business practice of the Company.

(c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the material assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or to any material assets owned or used by the Company.

2.15 Tax Matters.

(a) The Company has timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No claim has ever been made by any Governmental Body in any jurisdiction where the Company does not file a particular Tax Return or pay a particular Tax that the Company is subject to taxation by that jurisdiction.

(b) All income and other material Taxes due and owing by the Company on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The Company has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

8

(c) All Taxes that the Company is or was required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, or other third parties and, have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.

(d) There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(e) No deficiencies for income or other material Taxes with respect to the Company have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending or ongoing, and to the Knowledge of the Company, threatened audits, assessments or other actions for or relating to any Liability in respect of a material amount of Taxes of the Company. The Company has not waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) The Company is not a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes. The Company has not requested nor is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code or Section 965(h) of the Code (or any similar provision of state, local or foreign Law) .

(i) The Company has not ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company). The Company does not have any Liability for any material Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(j) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provisions of state, local or foreign Law).

(k) The Company has not ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a jurisdiction outside of the United States.

(l) The Company has not participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

For purposes of this Section 2.15, each reference to the Company shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, the Company.

9

2.16 Employee and Labor Matters; Benefit Plans.

(a) The Company does not have any employee or maintain any Benefit Plan. “Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, employment, consulting, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated), in any case, maintained, contributed to, or required to be contributed to, by the Company or Company ERISA Affiliates for the benefit of any current or former employee, director, officer or independent contractor of the Company or under which the Company has any actual or contingent Liability (including, without limitation, as to the result of it being treated as a single employer under Code Section 414 with any other person).

(b) Neither the execution of, nor the consummation of the transactions contemplated by this Agreement (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Code Section 280G), determined without regard to the application of Code Section 280G(b)(5).

(c) No current or former employee, officer, director or independent contractor of the Company has any “gross up” agreements or other assurance of reimbursement for any Taxes imposed under Code Section 409A or Code Section 4999.

(d) The Company is not a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union, labor organization, or similar Person representing any of its employees, and there is no labor union, labor organization, or similar Person representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company, including through the filing of a petition for representation election.

(e) The Company is, and since inception has been, in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, tax withholding, prohibited discrimination and retaliation, equal employment opportunities, harassment, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not be reasonably likely to result in a material Liability to the Company, with respect to employees of the Company, the Company, since inception: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, lawsuits, investigations, audits or administrative matters pending or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company relating to any employee, applicant for employment, consultant, employment agreement or Benefit Plan (other than routine claims for benefits).

(f) Except as would not be reasonably likely to result in a material Liability to the Company, with respect to each individual who currently renders services to the Company, the Company has accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and, for each individual classified as an employee, the Company has accurately classified him or her as overtime eligible or overtime ineligible under all applicable Laws. The Company does not have any material Liability with respect to any misclassification of: (a) any Person as an independent contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(g) There is no Legal Proceeding, claim, unfair labor practice charge or complaint, labor dispute or grievance pending or, to the Knowledge of the Company, threatened against the Company relating to labor, employment, employment practices, or terms and conditions of employment.

(h) There is no contract, agreement, plan or arrangement to which the Company or any Company Affiliate is a party or by which it is bound to compensate any of its employees for excise taxes paid pursuant to Section 4999 of the Code.

10

2.17 Environmental Matters. The Company is and since inception has complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company or its business. The Company has not received since inception written notice or other written communication, whether from a Governmental Body or other Person, that alleges that the Company is not in compliance with or has Liability pursuant to any Environmental Law and, to the Knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to have a material adverse effect on the Company or its business. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Body is required by Environmental Laws in connection with the execution and delivery of this Agreement or the Exchange. Prior to the date hereof, the Company has provided or otherwise made available to Parent true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of the Company with respect to any property leased or controlled by the Company or any business operated by it.

2.18 Transactions with Affiliates.

(a) Section 2.18(a) of the Company Disclosure Schedule describes any material transactions or relationships, since inception, between the Company and any (i) executive officer or director of the Company or any of such executive officer’s or director’s immediate family members, (ii) owner of more than 5% of the voting power of the outstanding Company Common Stock or (iii) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company) in the case of each of (i), (ii) or (iii) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b) The Company does not have any stockholders agreement, voting agreement, registration rights agreement, investor rights agreement, right of first refusal agreement, co-sale agreement or other similar Contract between the Company and any holders of Company Common Stock, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights.

2.19 Anti-Bribery. None of the Company or any of its directors, officers or employees, or to its Knowledge any agents or any other Person acting on behalf of the Company, has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of the Foreign Corrupt Practices Act of 1977 or any other anti-bribery or anti-corruption Law (collectively, the “Anti-Bribery Laws”). To the Knowledge of the Company, the Company is not and has not been the subject of any investigation or inquiry by any Governmental Body with respect to potential violations of Anti-Bribery Laws.

2.20 Disclaimer of Other Representations or Warranties. Except as otherwise specifically provided in this Article 2 (as modified by the Company Disclosure Schedule) or except as set forth in any certificate delivered to the Parent hereunder, the Company and Stockholder make no representation or warranty, express or implied, at law or in equity, with respect to the Company or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

2.21 Bank Accounts. The Company does not maintain any accounts by or for the benefit of the Company at any bank or other financial institution.

2.22 No Financial Advisors. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Exchange.

11

3. STOCKHOLDER’S REPRESENTATIONS AND WARRANTIES.

As a material inducement to Parent to enter into this Agreement and consummate the Exchange, Stockholder represents, warrants and covenants with and to Parent as follows:

3.1 Authorization and Binding Obligation. The Stockholder has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to exchange the Company Shares for the Parent Shares being issued to such Stockholder hereunder. This Agreement has been duly authorized, executed and delivered. Assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.2  Beneficial Owner. The Stockholder owns, good and marketable title to the Company Shares, free and clear of any liens or encumbrances and the Company Shares have not been pledged to any third party. The Stockholder has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Company Shares, the Parent Shares or any portion thereof.

3.3 Accredited Investor. The Stockholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and is not subject to any “bad actor” disqualification event in Rule 506(d)(1)(i)-(viii) of the Securities Act. The Stockholder, with his representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Stockholder to utilize the information made available by Parent to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed acquisition of the Parent Shares, which represents a speculative investment.

3.4 Sale or Transfer. The Stockholder has not entered into any agreement or understanding with any person or entity to dispose of the Parent Shares. The exchange by the Stockholder and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Stockholder or the Company. The exchange by the Stockholder and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Stockholder or the Company.

3.5 Proceedings. No proceedings relating to the Company Shares are pending or, to the knowledge of the Stockholder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Stockholder’s right and ability to surrender and exchange the Company Shares for the Parent Shares.

3.6 Reliance on Exemptions. The Stockholder understands that the Parent Shares being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and the Stockholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Stockholder to acquire the Parent Shares.

3.7 No Governmental Review. The Stockholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Parent Shares or the fairness or suitability of the investment in the Parent Shares nor have such authorities passed upon or endorsed the merits of an investment in the Parent Shares.

12

3.8 No Conflicts. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Stockholder is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Stockholder, except in the case of clause (i) or (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform its obligations hereunder.

3.9 No Public Sale or Distribution. The Stockholder is acquiring the Parent Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act. The Stockholder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Parent Shares, for its own account and not with a view towards, or for resale in connection with, the public distribution of the Parent Shares in violation of applicable securities laws.

3.10 Information. The Stockholder and its advisors have had an opportunity to review Parent’s Commission filings available for review at www.sec.gov. The Stockholder and its advisors, if any, have been afforded the opportunity to ask questions about Parent’s business, management, financial affairs and the terms and conditions of the issuance of Parent Shares. The Stockholder understands that its investment in the Parent Shares involves a high degree of risk. The Stockholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Parent Shares.

3.11 Transfer or Resale. The Stockholder understands that the Parent Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) pursuant to an applicable exemption from the registration requirements of the Securities Act.

4. PARENT REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company and Stockholder to enter into this Agreement and consummate the Exchange, except (i) as set forth in the disclosure schedule delivered by Parent to the Company and Stockholder (the “Parent Disclosure Schedule”) or (ii) solely with respect to Section 4.5 below, as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof, and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Parent represents and warrants to the Company and to Stockholder as follows:

4.1. Due Organization; Subsidiaries.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used.

(b) Parent is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

(c) Section 4.1(c) of the Parent Disclosure Schedule sets forth the name and jurisdiction of each of Parent’s Subsidiaries. Each of Parent’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate or other power and authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used, except where the failure to have such power or authority would not be reasonably expected to have a Parent Material Adverse Effect.

13

(d) Parent is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business Entity. Parent has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Parent has not, at any time, been a general partner of, and has not otherwise been liable for, any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

4.2. Organizational Documents. Parent has made available to the Company accurate and complete copies of Parent’s Organizational Documents in effect as of the date of this Agreement. Parent is not in material breach or violation of its Organizational Documents.

4.3. Authority; Binding Nature of Agreement. Parent has all necessary corporate power and authority, and has taken all necessary actions, to execute and deliver this Agreement, and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and Stockholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

4.4. Non-Contravention; Consents. The execution, delivery or performance of this Agreement by Parent will not directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Parent;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Exchange or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject, except as would not reasonably be expected to be material to Parent or its business;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent, except as would not reasonably be expected to be material to Parent or its business;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Material Contract; (ii) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract; (iii) accelerate the maturity or performance of any Parent Material Contract; or (iv) cancel, terminate or modify any term of any Parent Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for Permitted Encumbrances).

Parent will not be required to make any filing with or give any notice to, or to obtain any Consent from, Parent will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Exchange.

14

4.5. SEC Filings; Financial Statements.

(a) Parent has made available to the Company via the EDGAR system accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since January 1, 2021 (the “Parent SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. All material statements, reports, schedules, forms and other documents required to have been filed by Parent or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, or if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing prior to the date of this Agreement, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws, and no current or former executive officer of Parent has failed to make the Certifications required of him or her. Parent has made available to the Company true and complete copies of all correspondence, other than transmittal correspondence or general communications by the SEC not specifically addressed to Parent, between the SEC, on the one hand, and Parent, on the other, since January 1, 2021, including all SEC comment letters and responses to such comment letters and responses to such comment letters by or on behalf of Parent except for such comment letters and responses to such comment letters that are publicly accessible through EDGAR. As of the date of this Agreement, there are no outstanding unresolved comments in comment letters received from the SEC with respect to Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents are the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, including with regards to any accounting practices of Parent. As used in this Section 4.5, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Parent has never been and is not currently an issuer as such term is described in Rule 144(i) of the Securities Act.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments none of which are material) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date hereof, there has been no material change in Parent’s or its Subsidiaries’ accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP. The books of account and other financial records of Parent and each of its Subsidiaries are true and complete in all material respects.

(c) Parent’s independent registered public accounting firm has at all times since its first date of service to Parent been to the Knowledge of Parent: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) Since January 1, 2021, there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, principal accounting officer or general counsel of Parent, the Parent Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

15

(e) Except as described in the Parent SEC Documents, Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and audit committee (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any known fraud that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Parent’s internal control over financial reporting.

(f) Except as described in the Parent SEC Documents, Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that all information required to be disclosed by Parent in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods required by the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

(g) Since January 1, 2021, Parent has not received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent’s internal accounting controls relating to periods after January 1, 2021, including any material written complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date of this Agreement which have no reasonable basis).

(h) Parent is in compliance in all material respects with the applicable current rules and regulations of the OTC Markets and has not received any written notice that it is not in compliance with all the current rules and regulations of the OTC Markets.

4.6. Legal Proceedings; Orders; Legal Compliance.

(a) As of the date of this Agreement, there is no material pending Legal Proceeding and, to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves (A) Parent, or (B) any of the material assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange.

(b) Except as set forth in Section 4.6(b) of the Parent Disclosure Schedule, since January 1, 2021, no Legal Proceeding has been pending against Parent that resulted in material Liability to Parent.

(c) There is no order, writ, injunction, judgment or decree to which Parent, or any of the material assets owned or used by Parent, is subject. To the Knowledge of Parent, no executive officer of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or to any material assets owned or used by Parent.

(d) Since November 17, 2017, Parent has complied in all material respects with all Legal Requirements and is not in violation, in any material respect, of any applicable Law.

(e) To the Knowledge of Parent, no employee of Parent is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law, which, if determined or resolved adversely in accordance with the such employee’s assertions, would, individually or in the aggregate, reasonably be expected to be material to the business of Parent, or may prevent, enjoin or materially delay the consummation by Parent of the transactions contemplated by, or the performance by Parent of its obligations under this Agreement.

4.7. No Parent Material Adverse Effect. Since March 31, 2022, there has not been any Parent Material Adverse Effect.

4.8. Exchange Consideration. The Parent Common Stock to be issued by Parent in the Exchange has been duly authorized, and upon consummation of the Exchange and the issuance of such shares of Parent Common Stock pursuant to and in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

16

4.9. Disclaimer of Other Representations or Warranties. Except as previously set forth in this ARTICLE 4 or in any certificate delivered by Parent to the Company and Stockholder pursuant to this Agreement, Parent makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

4.10. No Financial Advisors. No brokerage or finder’s fees or commissions are or will be payable by the Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Exchange.

4.11 Taxes. Parent has no plan or intention to reacquire any of the Parent Shares issued to the Stockholder. Parent has no plan or intention to sell or otherwise dispose of any of the assets acquired from the Company, other than dispositions made in the ordinary course of business or described in Treasury Regulation Section 1.368-2(k). Parent will continue the “historic business” of the Company or use a significant portion of the Company’s historic business assets in a business meeting the requirements of Section 368(a) of the Code.

5. COVENANTS.

5.1. Disclosure. No Party shall, and no Party shall permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers of such Party, to the public or otherwise) regarding the Exchange unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; (b) such disclosure is requested by a Governmental Body or such Party shall have determined in good faith that such disclosure is required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service and, to the extent practicable, before such press release or disclosure is issued or made, such Party shall have used commercially reasonable efforts to advise the other Party of, and consult with the other Party regarding, the text of such press release or disclosure; provided, however, that Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 5.1.

5.2. Directors and Officers. The Parent Board shall take all appropriate action to appoint the Stockholder as a member of the Parent’s Advisory Board. Effective as of the date hereof, the Company Board has taken all appropriate action to appoint Parent’s designees to the Company Board.

5.3. Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement. Notwithstanding the foregoing, no Party shall be required to expend any cash or incur any Liability or cost in providing such cooperation at the request of the other Party.

5.4. Lock-up. Stockholder agrees not to effect any sale, transfer, pledge or other assignment of the Parent Shares prior to the completion of the proposed uplisting of the Parent Common Stock on The Nasdaq Stock Market or another national stock exchange. These restrictions will not apply to (a) any transfer of Parent Shares by will or intestate succession or to any trust or entity for the direct or indirect benefit of the Stockholder or any member of the immediate family of the Stockholder, provided that such transfer shall not involve a disposition for value and each donee, distributee or transferee shall agree to be bound by the restrictions set forth herein; or (b) any transfer approved by the Board of Directors of Parent.

6. SURVIVAL AND INDEMNIFICATION

6.1. Survival of Representations and Covenants.

(a) Survival. Subject to Section 6.1(d), the representations and warranties made by the Company in this Agreement and the right to make indemnification claims in respect of such representations and warranties shall survive until the eighteen (18) month anniversary of the Closing Date; provided, that if, at any time on or before the applicable survival date, any Indemnitee in good faith delivers to the Stockholder a written notice alleging the existence of an inaccuracy in or a breach of a representation or warranty and asserting facts that reasonably establish a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach, then the relevant representation and warranty and claim for recovery shall survive the survival date solely with respect to such claim until such time as such claim is fully and finally resolved or withdrawn.

17

(b) Parent Representations. Subject to Section 6.1(d), the representations and warranties made by Parent in this Agreement and the right to make indemnification claims in respect of such representations and warranties shall survive until the eighteen (18) month anniversary of the Closing Date; provided, that if, at any time on or before the applicable survival date, any Indemnitee in good faith delivers to the Parent a written notice alleging the existence of an inaccuracy in or a breach of a representation or warranty and asserting facts that reasonably establish a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach, then the relevant representation and warranty and claim for recovery shall survive the survival date solely with respect to such claim until such time as such claim is fully and finally resolved or withdrawn.

(c) Survival of Covenants. All covenants and agreements of the parties hereto contained herein that is to be performed on or following the Closing Date shall survive until fully waived in writing, performed or complied with.

(d) Fraud. The limitations set forth in Section 6.1(a) and Section 6.1(b) shall not apply in the event of any Fraud, in each case as determined by a non-appealable and binding decision by a court of law having jurisdiction over the parties.

6.2 Indemnification of Indemnitees. From and after the date hereof (but subject to Section 6.1 and Section 6.3), either Indemnitees shall be indemnified and held harmless by the applicable Indemnifying Party (in the case of Parent Indemnitees, by the Company Indemnifying Party, and in the case of Company Indemnitees, by the Parent Indemnifying Party) from and against any Damages suffered or incurred by such Indemnitee (regardless of whether or not such Damages relate to any Third Party Claim) which arise from or as a result of:

(a) any inaccuracy in or breach of any representation or warranty made (i) by the Company in Section 2 of this Agreement, or (ii) by the Parent in Section 3 of this Agreement, as the case may be;

(b) any breach or non-fulfillment of any covenant or other obligation of or to be performed by the Company, or by the Parent, as the case may be, in this Agreement; and

(c) without duplication of recovery, Taxes of the Company attributable to taxable periods ending on or before the Closing Date.

6.3. Limitations. Notwithstanding anything to the contrary contained in this Agreement:

(a) Deductible. Either Indemnitees shall not be entitled to indemnification pursuant to Section 6.2 unless and until the aggregate amount of all Damages arising from successful indemnity claims made by them (as finally determined pursuant to Section 6.5 below) exceeds Fifty Thousand Dollars ($50,000) (the “Deductible”), and if the aggregate amount of such indemnifiable Damages reaches the Deductible, they may only seek indemnity recourse for such indemnifiable Damages solely in excess of the Deductible amount. Notwithstanding the foregoing, the Deductible shall not apply to breaches of the Company Fundamental Representations or the Parent Fundamental Representations or in the case of Fraud.

(b) Cap. The combined cumulative amount recoverable by either Indemnitees under this Agreement through any particular moment in time shall never exceed the Cap Amount (the “Cap”). Either Party, on behalf of itself and the other Indemnitees, hereby agrees not to seek, and none of them shall be entitled to recover, any Damages or other amounts, at any time in excess of the amount of such Cap. Notwithstanding the foregoing, the Cap shall not apply in the case of Fraud. For the avoidance of doubt, if either Indemnitees have a right to receive an indemnification amount (as finally determined pursuant to Section 6.5) but recovery of such amount would exceed the Cap, such Indemnitee may recover any portion thereof, if any, as would not exceed the Cap.

18

(c) Qualifications. For purposes of Section 6.2(a), with respect to each representation, warranty, covenant or agreement contained in this Agreement that is subject to a “materiality,” “material,” “Company Material Adverse Effect,” “in all material respects” or similar qualification (but not including knowledge or Knowledge of the Company or the Parent, as the case may be), any such qualification shall be disregarded for purposes for purposes of calculating the amount of any Damages that is subject to indemnification hereunder (but, for the avoidance of doubt, not disregarded for purposes of determining if there is a breach or inaccuracy itself).

(d) Mitigation. Each Indemnitee shall use reasonable efforts to mitigate or prevent any Damages for which it is entitled to indemnification under Section 6.2, which shall include using reasonable efforts to (i) pursue recovering any proceeds reasonably available under insurance policies and (ii) seek indemnification or other redress pursuant to the terms of any Contract to which the Company has the right to seek indemnification from any third party.

(e) No Consequential Damages. In connection with an Indemnitee’s rights under Section 6.2, an Indemnitee may only seek, and have the right to recover, actual damages and may not seek or recover any other damages, including but not limited to Consequential Damages; provided, that the foregoing in this clause shall not apply in connection with any Third Party Claim to the extent that Consequential Damages are sought by the third party in such Third Party Claim.

(f) No Duplication. Any and all Liability for indemnification under Section 6.2 shall be determined without duplication of recovery by reason of the set of facts giving rise to such Liability constituting a breach of more than one representation, warranty, covenant or undertaking, or one or more rights to indemnification.

(g) No Other Beneficiaries. The indemnities provided under Section 6.2 are intended only for the Indemnitees and are in no way intended to, nor shall they, constitute an agreement for the benefit of, or be enforceable by, any other Person.

(h) Representations Not Limited by Knowledge. Either Indemnifying Party agrees that the applicable Indemnitees’ rights to indemnification contained in Section 6.2 relating to the representations and warranties of the Company (as qualified by the Company Disclosure Schedule) or the representations and warranties of the Parent (as qualified by the Parent Disclosure Schedule), as the case may be, are part of the basis of the bargain contemplated by this Agreement; and such representations and warranties, and the rights and remedies that may be exercised by the Indemnitees with respect thereto, shall not be waived, limited or otherwise affected by or as a result of any knowledge on the part of any of the Indemnitees or their Representatives obtained through any investigation by any Indemnitee or such a Representative.

6.4. Defense of Third Party Claims.

(a) In the event of the assertion or commencement by any Person, other than a party hereto or any Indemnitee, of any claim or Proceeding (whether against the Company, Parent, the Stockholder or any other Person) with respect to which any Indemnitee is entitled to be indemnified and held harmless pursuant to Section 6.2 (a “Third Party Claim”), the Indemnitee shall give the applicable Indemnifying Party prompt notice of the commencement of such Third Party Claim and shall keep the Indemnifying Party reasonably informed at all stages thereof; provided, that any failure on the part of the Indemnitee to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this Section 6 except to the extent such failure materially prejudices the defense of such Third Party Claim. The Indemnifying Party shall have the right (but not the obligation), at its election, to proceed with the defense of any such Third Party Claim with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Indemnifying Party may not settle, adjust or compromise any such Third Party Claim without the prior written consent of the Indemnitee (which consent may not be unreasonably withheld, conditioned or delayed; without limitation, withholding, delaying or conditioning such consent will not be deemed to be unreasonable if such settlement, adjustment or compromise does not provide full release of the claims raised against the Indemnitee). To exercise such right to control defense, the Indemnifying Party shall so notify the Indemnitee in writing of such election within 30 days after receipt by the Indemnifying Party of the notice of the commencement of such Third Party Claim. Any resulting indemnification obligation to the Indemnitees, if any, shall be subject to the other provisions of this Section 6, including the application of the Deductible and Cap. The Indemnitee shall use commercially reasonable efforts to make available to the Indemnifying Party any reasonably requested documents and materials in his, her or its possession or control that may be necessary to the defense of such Third Party Claim.

19

(b) If Indemnifying Party does not elect to defend such Third Party Claim, the Indemnitee shall proceed with the defense of such Third Party Claim on its own; provided, however, that the Indemnifying Party may retain separate co-counsel at the sole cost and expense of the Indemnifying Party, acting through the Indemnifying Party in its capacity as such, and participate in the defense of such Third Party Claim or Proceeding. In any such case:

(i) subject to the other provisions of this Section 6, including the application of the Deductible and Cap, the reasonable attorneys’ fees and expenses for the defense of such Third Party Claim shall be treated as Damages recoverable by the Indemnitee;

(ii) the Indemnifying Party shall use commercially reasonable efforts to make available to Parent any reasonably requested documents and materials in his, her or its possession or control that may be necessary to the defense of such Third Party Claim; and

(iii) The Indemnitee may not settle, adjust or compromise such Third Party Claim without the consent of the Indemnifying Party (it being agreed that if the Indemnitee requests such consent to a settlement, adjustment or compromise, the Indemnifying Party shall not unreasonably withhold, condition or delay such consent; without limitation, withholding, delaying or conditioning such consent will not be deemed to be unreasonable if such settlement, adjustment or compromise does not provide full release of the claims raised against the Indemnifying Party). If Indemnifying Party withholds its consent, and the Indemnitee still wishes to settle, adjust or compromise such Third Party Claim, then such matter shall be submitted to an independent attorney at an independent, nationally or regionally recognized law firm, all as mutually agreed upon by Indemnifying Party and the Indemnitee (which attorney shall settle such dispute by determining whether the Indemnifying Party’s consent was unreasonably withheld under the circumstances, taking into account such attorney’s informed opinion as to whether the settlement is reasonable and fair and would likely have been agreed to by the Indemnitee even if it had no rights to indemnification with respect to such settlement).

6.5. Indemnification Claim Procedure.

(a) If any Indemnitee has incurred or suffered, or reasonably believes in good faith that it will (pursuant to a Third Party Claim asserted or commenced before the applicable Survival Date) incur or suffer, Damages for which it is or will be entitled to be held harmless and indemnified under this Section 6, or for which it is or will be entitled to another monetary remedy in the case of Fraud, the Indemnitee shall deliver a notice of claim (a “Notice of Claim”) promptly, and in any case within 30 days’ of the Indemnitee becoming aware of such claim, to the applicable Indemnifying Party. Each Notice of Claim shall: (i) state that such Indemnitee believes in good faith that such Indemnitee is or will be entitled to indemnification under this Section 6 or is or will otherwise be entitled to a monetary remedy in the case of Fraud; (ii) contain a description of the material facts and circumstances supporting the Indemnitee’s claim; and (iii) contain a good faith, non-binding, preliminary estimate of the aggregate amount of the actual and potential Damages that the Indemnitee reasonably believes have arisen and will arise as a result of such facts and circumstances (the aggregate amount of such estimate, as it may be modified by the Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”).

(b) During the 30-day period commencing upon delivery by the Indemnitee to the applicable Indemnifying Party of a Notice of Claim (the “Claim Dispute Period”), the Indemnifying Party may deliver to the Indemnitee a written response (the “Response Notice”) in which the Indemnifying Party: (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount (such agreed portion, the “Agreed Amount”) is owed to the Indemnitee; or (iii) in good faith indicates that no part of the Claimed Amount is owed to the Indemnitee (or that no such right to indemnification has been finally determined). If the Response Notice is delivered in accordance with clause (ii) or (iii) of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Indemnifying Party’s claim that only a portion or no part of the Claimed Amount is yet owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Indemnifying Party asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) is referred to in this Agreement as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnitee to the Claimed Amount). If no Response Notice is delivered before the expiration of the Claim Dispute Period, then the Indemnifying Party shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnitee and may be recovered pursuant to Section 6.3(a), subject to application of the other limitations of Section 6.3 including the Deductible and Cap.

20

(c) If the Indemnifying Party delivers a Response Notice during the Claim Dispute Period indicating that there is a Contested Amount, the Indemnifying Party and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Indemnifying Party resolve such dispute, a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee, the Indemnitee and the Indemnifying Party; provided, that other than in the case of Fraud, in no event shall the Stipulated Amount be greater than the Cap.

(d) In the event that there is a dispute relating to any Notice of Claim or any Contested Amount (whether it is a matter between the Indemnitee (on behalf of itself and/or any Indemnitee(s)), on the one hand, and the Indemnifying Party, on the other hand, or it is a matter that is subject to a Third Party Claim brought against any Indemnitee) that remains unresolved after application of the terms of Section 6.5(a)-(c), such dispute shall be settled in accordance with Section 7.2 hereof.

(g) Notwithstanding the foregoing, nothing in this Section 6.5 shall (i) increase or expand the indemnification obligations or liabilities of the Indemnifying Party beyond the Cap (except in the case of Fraud), or (ii) limit the effect of any other provision of Section 6.3.

(h) From and after the delivery of a Notice of Claim, the Indemnitee and each Indemnitee shall grant the Indemnifying Party and its Representatives reasonable access during normal business hours to their respective books, records, employees and properties related to the matters to which the claim relates.

6.6 Exercise of Remedies Other Than by Parent. No Parent Indemnitee (other than Parent or any successor thereto) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement (it being the agreement of the Parties that Parent shall assert, manage and resolve all such claims on their behalf).

6.7 Exclusive Remedy. Except for any non-monetary specific performance to which Parent may be entitled after the Closing as provided in Section 7.12, the indemnification provisions contained in this Section 6 are intended to, and shall, provide the sole and exclusive remedy following the Closing as to all Damages or other Liabilities and amounts any Indemnitee (or their Affiliates) may incur arising from or relating to the Agreement and the Exchange, and Parent (on behalf of itself and all Indemnitees and Affiliates) and the Stockholder (on behalf of himself and all Indemnitees and Affiliates) hereby waives and releases, to the fullest extent it may legally do so, any other rights or remedies that may arise under any applicable Law, contract or theory. Nothing in this Section 6.7 shall limit any rights or remedies of the Company, Parent or Stockholder under separate agreements unrelated to this Agreement or the Exchange.

7. MISCELLANEOUS.

7.1 Legends. The Stockholder acknowledges that the certificate(s) representing the Parent Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY AND AN OPINION OF COUNSEL TO SUCH EFFECT.”

21

7.2 Governing Law; Jurisdiction; Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.

(b) Each party hereto, for itself and its successors and assigns, irrevocably agrees that any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined in the state and federal courts sitting in Pinellas County, Florida and each such party shall not bring any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts), and each party hereto, for itself and its successors and assigns and in respect to its property, hereby irrevocably submits with regard to any such proceeding, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto, for itself and its successors and assigns, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Legal Proceeding: (i) any position that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts; and (iii) that (A) such proceeding in any such court is brought in an inconvenient forum; (B) the venue of such proceeding is improper; and (C) this Agreement, the Exchange or the subject matter hereof or thereof, may not be enforced in or by such courts. Further, each Party hereto, for itself and its successors and assigns, irrevocably agrees that service of process upon such Party in any such Legal Proceeding shall be effective if notice is given in accordance with Section 7.7 of this Agreement.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH PROCEEDING; (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.2(c).

7.3 Counterparts; Exchanges by Electronic Transmission. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.5 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

22

7.6 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Parent, the Company, the Stockholder, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Parent, the Company nor the Stockholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parent, the Company and the Stockholder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. New York time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:if to Parent:

RetinalGenix Technologies Inc.

1450 North McDowell Boulevard, Suite 150

Petaluma, CA 94954

Attention: Jerry Katzman

E-mail: jkatzman@retinalgenix.com

with a copy to (which shall not constitute notice):

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Leslie Marlow

Email: leslie.marlow@blankrome.com

if to the Company or the Stockholder:

DNA/GPS Inc.

Attention: Lawrence Perich

Email:

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Ken Zuckerbrot

Email: ZuckerbrotK@gtlaw.com

7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

23

7.10. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

7.11.  Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties, the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out-of-pocket attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit. Notwithstanding the foregoing, this Section 7.11 shall not permit any Indemnitee to recover any fees, costs or expenses incurred with respect to any claim under Section 6 (it being agreed that the express terms of such Section 6 shall govern as to whether any such amounts are recoverable pursuant to such Section 6).

7.12. Other Remedies; Specific Performance. Except as otherwise provided in Section 6.8 above (or as otherwise expressly provided in any other Section of this Agreement), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance and other non-monetary equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of any such injunction, specific performance or other non-monetary equitable relief on the basis that any other Party has an adequate remedy at law (other than an exclusive remedy provided in this Agreement). Any Party seeking an injunction or injunctions to prevent breaches of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding the foregoing, nothing in this Section 7.12 shall in any way limit or affect the terms, provisions or effect of Section 6.8 above.

7.13. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties (any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.14. Construction.

(a) References to “cash,” “dollars” or “$” are to U.S. dollars.

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(c) The Parties have participated jointly in the negotiating and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) The use of the word “or” shall not be exclusive.

24

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(g) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all binding rules, regulations, and statutory instruments issued pursuant to such legislations; provided, that in the representations and warranties in Sections 2, 3 and 4, such references shall only include such matters to the extent they are in effect as of the date of this Agreement.

(h) The bold-faced headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) The Parties agree that each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. The disclosures in any section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is reasonably apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(j) Each of “delivered” or “made available” means, with respect to any documentation, that prior to 11:59 p.m. (New York time) on the date that is two calendar days prior to the date of this Agreement a copy of such material has been (i) posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party or (ii) solely for purposes of Section 4.5, such material is disclosed in the Parent SEC Documents publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system.

(k) Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized or obligated by Law to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

7.15. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Exchange shall be paid by the Party incurring such expenses.

[Signature Page Follows]

25

IN WITNESS WHEREOF, Parent, Company and Stockholder have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

PARENT:

RETINALGENIX TECHNOLOGIES INC.

By:	/s/ Jerry Katzman
Name:	Jerry Katzman
Title:	CEO

DNA/GPS INC.

By:	/s/ Lawrence Perich
Name:	Lawrence Perich
Title:	Manager

STOCKHOLDER:

/s/ Lawrence Perich
Name:	Lawrence Perich

Signature page to Exchange Agreement

26

EXHIBIT A

CERTAIN DEFINITIONS

(a) For purposes of this Agreement (including this Exhibit A):

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Exchange Agreement, as it may be amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York are authorized or obligated by Law to be closed.

“Cap Amount” means Two Hundred Fifty Thousand dollars ($250,000.00).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Affiliate” means any Person that is (or at any relevant time was) under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Company Associate” means any current or former employee, independent contractor, officer or director of the Company.

“Company Board” means the board of directors of the Company.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company is a Party; (b) by which the Company or any Company IP Rights or any other asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

“Company ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is treated with the Company as a single employer within the meaning of Section 414 of the Code.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 2.1 (Due Organization; Subsidiaries), 2.3 (Authority; Binding Nature of Agreement), 2.5 (Capitalization) and 2.22 (No Financial Advisors).

“Company IP Rights” means all Intellectual Property owned by, licensed to, or controlled by the Company that is necessary for or used in the business of the Company as presently conducted.

“Company IP Rights Agreement” means any Contract governing, related to or pertaining to any Company IP Rights.

27

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) general business, regulatory or economic conditions affecting the industry in which the Company operates, (b) global, national or regional political conditions, including riots, protests, acts of war, armed hostilities, sabotage or terrorism, (c) changes in credit, debt, financial, banking or securities markets, or in general economic conditions, in each case, in the United States or anywhere else in the world. (d) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof, (e) hurricanes, earthquakes, floods or other natural disasters, (f) any natural or man-made disaster, acts of God, epidemic, pandemic (including COVID-19), disease outbreak or other health crises or public health event, or (g) the taking of any action required to be taken by this Agreement or the loss of any customers, suppliers, licensors or licensees of the Company to the extent arising from the announcement or pendency of the Exchange; except in each case with respect to clauses (a) through (f), to the extent disproportionately affecting the Company, relative to other similarly situated companies in the industries in which the Company operates.

“Company Registered IP” means all owned Company IP Rights that are registered, filed or issued under the authority of, or with or by, any Governmental Body, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Consequential Damages” means punitive, consequential (including lost profits or revenues), indirect and incidental damages, or damages argued to be associated with a diminution in value, and other special or exemplary damages or Liabilities.

“Contract” means, with respect to any Person, any agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, sublicense or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Damages” includes any loss, damage, injury, diminution of value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.

“Effect” means any effect, change, event, circumstance, or development.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

28

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud” means an actual, intentional and deliberate fraud under Delaware Law with respect to the making of a representation or warranty of the Company set forth in Section 2 of this Agreement, a representation or warranty of the Stockholder set forth in Section 3 of this Agreement or a representation or warranty of the Parent set forth in Section 4 of this Agreement, as applicable; provided, that for such purposes such an actual, intentional and deliberate fraud shall only be deemed to exist if both: (a) a Knowledge Person had actual knowledge (as opposed to imputed or constructive knowledge, or mere recklessness) as of the date of this Agreement that such representation or warranty, as qualified by the applicable disclosure schedule, was materially breached as of the date of this Agreement; and (b) the other Party did not have actual knowledge as of the date of this Agreement that such representation or warranty was materially breached as of the date of this Agreement. Finally, Fraud shall not be deemed to exist unless and until it is so determined to exist by a non-appealable and binding decision by a court of law having jurisdiction over the Parties.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authorization” means any: permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Taxing authority); or (d) self-regulatory organization (including the Financial Industry Regulatory Authority).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Indebtedness” means, as of any time and without duplication, the following obligations of the Company (whether or not then due and payable): (a) all obligations (including the principal amount thereof and, if applicable, any contractually required change-of-control additional premium payment and the amount of accrued and unpaid interest thereon) for the repayment of money borrowed owing to banks, financial institutions, on equipment leases or otherwise; (b) all obligations (including the principal amount thereof and, if applicable, any contractually required change-of-control additional premium payment and the amount of accrued and unpaid interest thereon) evidenced by notes, bonds, debentures or similar instruments (whether or not convertible); (c) all obligations to pay the deferred purchase price of property, assets or services purchased (including purchase price adjustments, “holdback” or similar payments, and the maximum amount of any potential earn-out payments, in each case with respect to acquisitions made by the Company prior to the closing of the Exchange); (d) all obligations to pay rent or other payment amounts under a lease which is required to be classified as a capital lease in accordance with GAAP or conditional sales Contracts or similar title retention instruments; (e) all obligations relative to the drawn amount of any letter of credit or letter of guaranty, bankers’ acceptance or similar instrument issued or created for the account of the Company; (f) all obligations secured by any Encumbrance (other than Permitted Encumbrances); (g) all guaranties, sureties, assumptions and other contingent obligations in respect of, or to purchase or to otherwise acquire, Indebtedness or Indebtedness of others; (h) all obligations under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (i) accounts payable, trade debt and trade payables that are at least 120 days past due in accordance with their applicable invoice or other terms governing the timing of payment; (j) all obligations in respect of premiums, penalties, “make whole amounts,” breakage costs, change of control payments, costs, expenses and other payment obligations that would arise if all Indebtedness referred to in the foregoing clauses (a) through (i) was prepaid or was paid in the context of a change of control (or, in the case of any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement, or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, unwound and settled) in full at such time; and (k) to the extent any item of Indebtedness referred to in the foregoing clauses (a) through (j) cannot be repaid at such time (e.g., as a result of an irrevocable advance notice requirement), all interest on and other accretion of such Indebtedness that occurs between such time and the earliest time that repayment may occur (e.g., if notice was delivered at such time).

29

“Indemnifying Party” means (i) the Stockholder (the “Company Indemnifying Party”) or, (ii) the Parent and the Company, jointly and severally (the “Parent Indemnifying Party”), as the case may be.

“Indemnitees” means (i) Parent and its Affiliates and its and their respective Representatives, successors and assigns; provided, however, that the Stockholder shall not be deemed to be “Parent Indemnitees,” (the “Parent Indemnitees”) or, (ii) the Stockholder and his Representatives, successors and assigns (the “Company Indemnitees”), as the case may be.

“Intellectual Property” means any and all intellectual and industrial property rights and other similar proprietary rights, in any jurisdiction throughout the world, whether registered or unregistered, including all rights pertaining to or deriving from: (a) patents and patent applications, (including any and all provisionals, continuations, continuations-in-part, continued prosecution, divisionals and patents of addition; requests for, and grants of, continued examination, extensions, supplemental protection certificates, re-examinations, reissues, oppositions, post-grant proceedings or confirmations or amendments, counterparts claiming priority from, or reissues of, any of the foregoing; and any patents or patent applications that claim priority to or from any of the foregoing) and all rights to claim priority arising from or related to any of the foregoing (collectively, “Patents”); (b) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (c) copyrights and works of authorship, whether or not copyrightable (“Copyrights”); (d) computer software and firmware, including data files, source code, object code and software-related specifications and documentation; (e) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos, applications therefore, and the goodwill associated therewith (collectively, “Trademarks”); (f) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), non-public information, and confidential information, know-how, business and technical information, and rights to limit the use or disclosure thereof by any Person (collectively “Trade Secrets”); (g) mask works; (h) domain names; (i) proprietary databases and data compilations and all documentation relating to the foregoing; and, including in each case any and all (1) registrations of, applications to register, and renewals of, any of the foregoing with or by any Governmental Body in any jurisdiction throughout the world, and (2) rights of action arising from the foregoing, including all claims for damages by reason of present, past and future infringement or misappropriation in respect of the foregoing, and present, past and future rights to sue and collect damages or seek injunctive relief for any such infringement or misappropriation.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (i) as it applies to the Company, the actual knowledge (as opposed to imputed or constructive knowledge) of one or more of the Knowledge Person of the Company, and (ii) as it applies to Parent, the actual knowledge (as opposed to imputed or constructive knowledge) of one or more of the Knowledge Person of Parent.

“Knowledge Person” means with respect to the Company, Lawrence Perich and means with respect to Parent, Jerry Katzman.

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of the Financial Industry Regulatory Authority).

30

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Liability” means any debt, obligation, duty, commitment or liability of any nature whatsoever (including any unknown, undisclosed, unmatured, unaccrued, unasserted, unliquidated, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty, commitment or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty, commitment or liability is immediately due and payable.

“Ordinary Course of Business” means, in the case of each of the Company and Parent, such actions taken in the ordinary course of its normal operations and generally consistent with its past practices.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Parent Board” means the board of directors of Parent.

“Parent Common Stock” means the common stock, $0.0001 par value per share, of Parent.

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Sections 4.1 (Due Organization; Subsidiaries), 4.3 (Authority; Binding Nature of Agreement) and 4.10 (No Financial Advisors).

“Parent Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Parent Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) general business or economic conditions affecting the industry in which Parent operates, (b) acts of war, armed hostilities or terrorism, (c) changes in financial, banking or securities markets, (d) the taking of any action required to be taken by this Agreement, (e) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), or (f) the announcement of this Agreement or the pendency of the Exchange except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates.

“Party” or “Parties” means the Company, Parent and Stockholder.

“Permitted Encumbrance” means: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Balance Sheet or by Parent , as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or Parent, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property granted by the Company or Parent, as applicable, in the Ordinary Course of Business; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

31

“Person” means any individual, Entity or Governmental Body.

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

An entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Tax” means any federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, fees, assessments or governmental charges, surtaxes or deficiencies thereof of any kind whatsoever, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

32